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                                                                  EXHIBIT 23(a)

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors
Kellstrom Industries, Inc.:

We consent to incorporation by reference in the Registration Statement on Form S-8 of Kellstrom Industries, Inc. of our report dated March 10, 1997, relating to the consolidated balance sheets of Kellstrom Industries, Inc. as of December 31, 1996, and 1995 and the related consolidated statements of earnings, stockholders' equity and cash flows for each of the years in the two-year period ended December 31, 1996, which report appears in the December 31, 1996 annual report on Form 10-KSB of Kellstrom Industries, Inc. and of our report dated November 3, 1997 relating to the balance sheet of Aero Support USA, Inc. as of December 31, 1996 and the related statement of earnings and retained earnings and cash flows for the year then ended.

                                                     KPMG PEAT MARWICK LLP

Ft. Lauderdale, Florida
November 21, 1997





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